EXHIBIT A

               SCHEDULE OF TRANSACTIONS IN SHARES OF COMMON STOCK
                      OF THE ISSUER DURING THE PAST 60 DAYS

                                 TECHNIFUND INC.

                                QUANTITY           PRICE/SHARE
  DATE OF TRANSACTION     ACQUIRED (DISPOSED) (1)       ($)
------------------------ ------------------------ ---------------
        8/7/08                 14,319,233              $0.13
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                                HERBERT ABRAMSON

------------------------ ------------------------ ---------------
                                QUANTITY           PRICE/SHARE
  DATE OF TRANSACTION     ACQUIRED (DISPOSED) (1)      ($)
------------------------ ------------------------ ---------------
        8/7/08                  2,793,378              $0.13
------------------------ ------------------------ ---------------

------------------------ ------------------------ ---------------


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(1) All acquisitions were made through issuance from treasury pursuant to the previously announced rights offering of the Issuer which closed on August 7, 2008 (the "Rights Offering"). The Reporting Persons acquired 17,112,611 units ("Units") of the Issuer at a purchase price of Cdn.$0.13 per Unit. Each Unit consisted of one share of Common Stock of the Issuer and one-half of one Common Stock purchase warrant (a "Warrant"). The Units separated into Common Stock and Warrants immediately upon closing of the Rights Offering. Accordingly, upon completion of the Rights Offering, the Reporting Persons acquired ownership of 17,112,611 shares of Common Stock (as indicated above), in addition to 8,556,305 Warrants exercisable into 8,556,305 shares of Common Stock (Technifund Inc.:
7,159,616; and Herbert Abramson: 1,396,689) at a price of Cdn.$0.18 per share at any time before August 7, 2010.